EXHIBIT 23.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the incorporation by reference in the following Registration Statements:

1)
Registration Statement (Form S-8 No. 333-135101) pertaining to the 2005 Equity Incentive Plan, 2005 Non-Employee Directors’ Stock Option Plan, and 2005 Employee Stock Purchase Plan of Web.com Group, Inc.,

2)	Registration Statement (Form S-8 No. 333-150872) pertaining to the 2008 Equity Incentive Plan of Web.com Group, Inc.,

3)	Registration Statement (Form S-8 No. 333-186271) pertaining to the 2008 Equity Incentive Plan of Web.com Group, Inc.,

4)	Registration Statement (Form S-8 No. 333-177610) pertaining to the 2011 Inducement Award Plan of Web.com Group, Inc.,

5)	Registration Statement (Form S-8 No. 333-168641) pertaining to the 2010 Inducement Award Plan of Web.com Group, Inc.,

6)	Registration Statement (Form S-8 No. 333-158819) pertaining to the 2009 Inducement Award Plan of Web.com Group, Inc.,

7)
Registration Statement (Form S-8 No. 333-148848) pertaining to the Website Pros, Inc. 2005 Equity Incentive Plan, Website Pros, Inc. 2005 Non-Employee Directors’ Stock Option Plan, Website Pros, Inc. 2005 Employee Stock Purchase Plan, Interland-Georgia 1999 Stock Plan, Interland 1995 Stock Option Plan, Interland 2001 Equity Incentive Plan, Interland 2002 Equity Incentive Plan, Interland 2005 Equity Incentive Plan, and Interland 2006 Equity Incentive Plan of Web.com Group, Inc.,

8)
Registration Statement (Form S-8 No. 333-129406) pertaining to the 1999 Equity Incentive Plan, Miscellaneous Stock Option Agreements, 2005 Equity Incentive Plan, 2005 Non-Employee Directors’ Stock Option Plan, and 2005 Employee Stock Purchase Plan of Web.com Group, Inc.,

9)	Registration Statement (Form S-8 No. 333-188223) pertaining to the 2005 Equity Incentive Plan and 2005 Non-Employee Directors’ Stock Option Plan of Web.com Group, Inc.,

10)	Registration Statement (Form S-3 No. 333-190479) of Web.com Group, Inc. and in the related Prospectus,

11)	Registration Statement (Form S-8 No. 333-196205) pertaining to the Web.com Group, Inc. 2014 Equity Incentive Plan,

12)	Registration Statement (Form S-3 No. 333-198308) of Web.com Group, Inc. and in the related Prospectus; and

13)	Registration Statement (Form S-8 No. 333-210047) pertaining to the 2016 Inducement Award Plan of Web.com group, Inc.

of our reports dated April 27, 2016 with respect to the consolidated financial statements of Yodle Inc. and subsidiaries, as of and for the year ended December 31, 2015, included in this Form 8-K/A of Web.com Group, Inc. filed on May 23, 2016.

/s/Grassi & Co., CPAs, P.C.

Jericho, New York
May 23, 2016